Sub-Item 77O: Transactions effected pursuant to Rule 10f-3

1. Name of Purchasing Portfolio: BB&T International Equity Fund
2. Issuer: Experian Group Ltd
3. Date of Purchase:  10/09/2006
4. Underwriter from whom purchased:  Merrill Lynch
5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach a list of all members of syndicate): UBS Investment Bank
6. Aggregate principal amount of purchase:  244,232.80 pounds
7. Aggregate principal amount of offering:  800,000,000 pounds
8. Purchase price (Net of fees and expenses):  5.60 pounds
9. Date offering commenced:  09-Oct-06
10. Commission, spread or profit:  0.1375 pounds or 2.45%

Have the following conditions been satisfied:                     YES/NO

a.	The securities are part of an issue registered under the
Securities Act of 1933, which is being offered to the
public, or are "municipal securities" as defined in
Section 3(a)(29) of the Securities Exchange Act of 1934
or is part of an "Eligible Foreign Offering" as defined
in the Rule or an "Eligible Rule 144A Offering" as
defined in the Rule.                                               YES

b.	The purchase was made prior to the end of the first day
on which any sales were made at no more than the price
paid by each other purchaser of securities in that
offering or any concurrent offering or, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the rights offering
terminated.                                                        YES

c.	The underwriting was a firm commitment underwriting
                                                                   YES

d.	The commission, spread or profit was reasonable and fair
in relation to that being received by others for
underwriting similar securities during the same period.            YES

e.	In respect of any securities other than municipal
securities, the issuer of such securities has been in
continuous operation of not less than three years
(including the operations of predecessors), or in respect
of any municipal securities, the issue of such securities
has received an investment grade rating from a nationally
recognized statistical rating organization or, if the
issuer or entity supplying the revenues from which the
issue is to be paid shall have been in continuous
operation for less than three years (including the
operations of any predecessors), it has received one of
the three highest ratings from at least one such rating
service.                                                           YES

f.	The amount of such securities purchased by all of the
Portfolio and investment companies advised by the Adviser
did not exceed 25% of any such class or, in the case of
an Eligible Rule 144A Offering, 25% of the total of the
principal amount of any class sold to Qualified
Institutional Buyers plus the principal amount of such
class in any concurrent public offering.                           YES

g.	No affiliated underwriter was a direct or indirect
participant or benefited directly or indirectly from the
purchase.                                                          YES

Portfolio Manager:  Ilario Di Bon
Chief Compliance Officer:  Joe McGill
Date: 11/13/2006
Board of Trustees Review Date:    27-Feb-07
________________________________________________________________


1. Name of Purchasing Portfolio:  BB&T North Carolina
Intermediate Tax-Free Fund
2. Issuer:  North Carolina State MedCare Commission-Givens
Estates

3. Date of Purchase:  03/23/2007
4. Underwriter from whom purchased:  Ferris Baker Watts
5. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures) managing or participating in syndicate (attach a list of all members of syndicate): BB&T Capital Markets
6. Aggregate principal amount of purchase:$400,000.00
7. Aggregate principal amount of offering: $66,900,000.00
8. Purchase price (Net of fees and expenses): $399,040.00
9. Date offering commenced:  03/23/2007
10. Commission, spread or profit:   0.85

Have the following conditions been satisfied:                        YES/NO

a.	The securities are part of an issue registered under the
Securities Act of 1933, which is being offered to the
public, or are "municipal securities" as defined in
Section 3(a)(29) of the Securities Exchange Act of 1934
or is part of an "Eligible Foreign Offering" as defined
in the Rule or an "Eligible Rule 144A Offering" as
defined in the Rule.                                                 YES

b.	The purchase was made prior to the end of the first day
on which any sales were made at no more than the price
paid by each other purchaser of securities in that
offering or any concurrent offering or, if a rights
offering, the securities were purchased on or before the
fourth day preceding the day on which the rights offering
terminated.                                                         YES

c.	The underwriting was a firm commitment underwriting           YES

d.	The commission, spread or profit was reasonable and fair
in relation to that being received by others for
underwriting similar securities during the same period.             YES

e.	In respect of any securities other than municipal
securities, the issuer of such securities has been in
continuous operation of not less than three years
(including the operations of predecessors), or in respect
of any municipal securities, the issue of such securities
has received an investment grade rating from a nationally
recognized statistical rating organization or, if the
issuer or entity supplying the revenues from which the
issue is to be paid shall have been in continuous
operation for less than three years (including the
operations of any predecessors), it has received one of
the three highest ratings from at least one such rating
service.                                                           YES

f.	The amount of such securities purchased by all of the
Portfolio and investment companies advised by the Adviser
did not exceed 25% of any such class or, in the case of
an Eligible Rule 144A Offering, 25% of the total of the
principal amount of any class sold to Qualified
Institutional Buyers plus the principal amount of such
class in any concurrent public offering.                           YES

g.	No affiliated underwriter was a direct or indirect
participant or benefited directly or indirectly from the
purchase.                                                          YES

Portfolio Manager:  Robert F. Millikan
Approved: Diana Hanlin
Date: 04/19/2007
Board of Trustees Review Date:  06/02/2007